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                          SHARE EXCHANGE AGREEMENT


THIS SHARE EXCHANGE AGREEMENT (the "Agreement"), is entered into as of the 10 th day of august, 2000, by and between Worldnet Resource Group, Inc., a Utah corporation of 4052 Del Rey Avenue, Suite 108, Marina Del Rey, CA 90292 ("WNRG") and EnterTech Media Group, Inc., a Nevada corporation of 4929 Wilshire Boulevard, Suite 830, Los Angeles, CA 90010 ("EnterTech") hereinafter referred to collectively as the "Parties".


                              RECITALS OF FACT

A.   EnterTech possesses expertise in the entertainment industry.

B.   WNRG possesses expertise in the Internet and Video Streaming.

C.   The Parties desire to:

     (i) Exchange a number of ordinary common shares with one another (the "Shares") as detailed in Schedule "A" and;

     (ii) Appoint a single Director to each of the others Board of Directors and;

     (iii) Work together to meet the objectives outlined below.


Now therefore, in consideration of the covenants and conditions of this Agreement the parties agree as follows:



1.  Exchange of Shares.
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The Parties agree to issue the necessary share certificates within 3 working days of entering into this Agreement and to provide each other with copies of the relevant Board Minutes evidencing their proper issuance.

2.  Directors.
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Each of the Parties shall have the right to have one person serving on the
Board of Directors of the other Party. Any nominated individuals will require the approval of the Board of Directors of the company to whose Board they are nominated and such approval shall not be unreasonably withheld. Mark Tolner shall be the initial appointee to the Board of Directors of WNRG and Stephen Brown shall be the initial appointee to the Board of Directors of EnterTech and each are hereby approved in all respects by the Parties.

Occasions shall not be considered a waiver or deprive the party of the right thereafter to insist upon strict adherence to that term or the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (e) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties.

          (f) Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.
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          (g)  Headings.  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          (h) No Agency. Nothing contained in this Agreement shall authorize, empower, or constitute either party the agent of the other in any manner; authorize or empower either party to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of the other; or authorize or empower either party to bind the other in any manner or made any representation, warranty, or commitment on behalf of the other.

          (i)  Time.  Time is of the essence of this Agreement.

          (j) Construction. This agreement shall be construed and enforced in accordance with the laws of the State of California, excluding conflicts of laws.

          (k) Expenses. Each party shall bear their own expenses incurred in connection with the negotiation, execution, closing and performance of this Agreement, including counsel fees and accountant fees.



EnterTech Media Group, Inc.             Worldnet Resource Group, Inc.


---------------------------             ------------------------------
By: Mark Tolner, President              By: Stephen Brown, President

Date                                    Date




Schedule A


Details of Shares to be exchanged by the Parties:


     1. Worldnet Resource Group, Inc., shall issue 10,000,000 (ten million) new Restricted ordinary common voting shares to EnterTech Media Group, Inc. WNRG agrees that 50% (fifty per cent) of these shall be included in the first registration statement after the date of this Agreement that it files with SEC.


     2. EnterTech media Group, Inc. shall issue 2,000,000 (two million) new Restricted ordinary common voting shares to Worldnet Resource Group, Inc.




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